SNET 1995 STOCK INCENTIVE PLAN



     The Plan is amended as follows:

     (1) Adding the following sentence to the end of the first paragraph of Section 12:

          Notwithstanding the foregoing, no participant shall be eligible to make an Election (or otherwise elect to surrender his Stock
          Compensation in exchange for a cash payment as contemplated by this Section 12) with respect to any Change of Control transaction involving SBC
          Communications Inc. that is accounted for as a pooling of interests transaction.